EXHIBIT 99.1

DRAFT FOR TIME & FOR RELEASE
For Immediate Release: Thursday, March 31, 2009 @ 7:00am (EST)

Family Room Entertainment Corporation Shares to Trade on Pink Sheets OTC Markets Due to Late SEC Filing and Anticipates Filing of Form 15

Los Angeles, CA (March 31, 2009) – Emmett/Furla Films, a wholly owned subsidiary of Family Room Entertainment Corporation (Pink Sheets: FMYR), Company’s securities as of March 27, 2009 have been delisted from quotation on the OTCBB and will trade on the Pink Sheets due to the company’s inability to report its second quarter 2008 results in a timely manner.  FMYR also intends to file a Form 15 with the Securities and Exchange Commission to deregister the Company's common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended. The Company will file the Form 15 upon determination that the number of record holders to be less than 500 on such date.  As a result of the filing of the Form 15, the Company's obligation to file certain reports and forms, including Forms 10-K, 10-Q and 8-K, with the SEC will be suspended. FMYR expects the registration of its common stock will be terminated 90 days after it files the Form 15 with the SEC. As a result of deregistration, the company’s securities will not be eligible for trading on any national exchange or the OTC Bulletin Board; however, the company’s securities may be eligible for quotation on the Pink Sheets by broker dealers.

FMYR’s Board of Directors voted unanimously to file the Form 15 after careful consideration of the advantages and disadvantages of continued reporting to the SEC. Suspending the company’s SEC reporting obligations will allow it to avoid the substantial expenses associated with reporting compliance.

About Family Room Entertainment:
Family Room Entertainment Corporation, with its subsidiaries, Emmett Furla Films Productions (“EFFP”), Emmett Furla Films Distribution (“EFFD”) and EFF Independent (EFFI”), is a publicly held company trading on the NASDAQ Bulletin Board under the symbol “FMYR”. Family Room Entertainment develops, produces and performs production related services for the entertainment industry. Family Room Entertainment’s goal, through EFFI and EFFP, is to facilitate relationships (and as such, provide production related services) between creative talent (including writers, actors and directors) and companies who produce, finance and distribute motion pictures. FMLY derives its income from producer fees, production consulting and service fees and royalties as well as participation in the profits, if any, of certain of the pictures it produces.
The FMLY co-founders, Randall Emmett and George Furla, believe that they have the expertise and contacts within the entertainment industry, specifically in the competitive development, production and distribution arenas, to profitably acquire content, package product by adding value to the content with top quality talent and arrange with third parties to produce and finance motion pictures which are in the moderate to higher level budgets, which can be distributed by those with the expertise to effectively do so to a mass worldwide audience. However, there is no assurance that any motion picture, which has not yet been released, will be released, that a change in the scheduled release dates of any such films will not occur or, if such motion picture is released, it will be successful.

Forward Looking Statement:
Safe Harbor: Statements contained in this news release, which is not historical facts, are forward-looking statements as that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause results to differ materially from those projected.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "ACT"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "expect," "intend to" and similar conditional expressions are intended to identify forward- looking statements within the meaning of the ACT and are subject to risks and uncertainties, and actual results could differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, competitive factors, the ability to successfully complete additional financings and other risks.